LIVERAMP ANNOUNCES THIRD QUARTER RESULTS

Total Revenue Increased by 35%

Subscription Revenue Grew 42%

Company Tightens Full Year Guidance

SAN FRANCISCO, Calif., February 11, 2019—LiveRampⓇ (NYSE: RAMP), the identity platform powering exceptional experiences, today announced its financial results for the quarter ended December 31, 2018.

Third Quarter Financial Highlights:

•Total revenue of $80 million, up 35% compared to the prior year period. Excluding the impact of Facebook, revenue increased 49%.

•Subscription revenue of $65 million, up 42%.

•Marketplace & Other revenue of $15 million grew 13%. Excluding the impact of Facebook, Marketplace & Other revenue increased 91%.

•GAAP loss per share from continuing operations was ($0.20) and non-GAAP earnings per share from continuing operations was $0.03. Earnings benefited from interest income related to invested proceeds from the Acxiom Marketing Solutions (AMS) sale.

•Cash flow used in operating activities improved sequentially to $11 million compared to $27 million during the second quarter of fiscal 2019. At quarter end, the Company had cash and cash equivalents totaling $1.5 billion and no debt. LiveRamp expects to pay taxes of roughly $450 million during its fiscal fourth quarter as a result of the gain on the sale of AMS.

•The Company completed a $500 million tender for 11.2 million shares, reducing its share count by approximately 14%. Additionally, during the quarter, LiveRamp repurchased 0.4 million shares for $18 million under its $1 billion stock repurchase program. Since inception of its share repurchase program in 2011, the Company has repurchased 22.4 million shares for $439 million, leaving remaining capacity of $561 million.

“This was a landmark quarter for LiveRamp,” said LiveRamp CEO Scott Howe. “During our first official quarter as a stand-alone public company, we received $2.3 billion from the sale of AMS, completed a $500 million share repurchase, and at the same time, delivered a record top-line performance. We are excited about the value we bring to our customers and our role as the neutral and open platform for the safe and ethical use of data across the ecosystem.”

“Land, expand and extend is our way of life,” said LiveRamp President and CFO Warren Jenson. “This quarter, we added 30 new direct customers and meaningfully grew our existing customer relationships. As a result, subscription revenue was up 42%, and our dollar-based net retention rate exceeded 115% for the tenth consecutive quarter.”

Third Quarter GAAP and Non-GAAP Results:

The following table summarizes the Company’s financial results for its third fiscal quarter ($ in millions):

	Q3 Fiscal 2019		Q3 Fiscal 2019
	GAAP Results		Non-GAAP Results
		YoY		YoY
Subscription	$65	42%	$65	42%
Marketplace & other	$15	13%	$15	13%
Total revenue	$80	35%	$80	35%

Gross profit	$45	31%	$51	24%
Gross margin	56%	200 bps	64%	590 bps

Operating loss	$(48)	nm	$(11)	nm
Operating margin	(60)%	1,340 bps	(14)%	710 bps

Net earnings (loss) from continuing operations	$(15)	nm	$2	nm

Earnings (loss) per share	$(0.20)	nm	$0.03	nm

Net cash used in operating activities	$(11)	nm	$(11)	nm

Free cash flow	nm	nm	$(13)	nm

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

Key Metrics and Business Highlights

•LiveRamp added 30 new direct customers during the quarter, bringing its total direct customer count to 640, an increase of 23% year-over-year. We now serve 19% of the Fortune 500 compared to 15% in the prior year period.

•LiveRamp has 42 clients whose subscription contracts exceed $1 million in annual revenue, up from 31 in the prior year period.

•Dollar-based net retention was in excess of 115% for the tenth consecutive quarter.

•During the quarter, TV related revenue grew 38% year-over-year and addressable campaign volumes more than doubled. Recent LiveRamp TV wins included Cox, Turner and iSpot.

Financial Outlook

LiveRamp’s non-GAAP guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, restructuring charges and business separation costs.

For fiscal 2019, LiveRamp now expects to report:

•Revenue of up to $284 million, an increase of 29% year-over-year as compared to the Company’s previous revenue growth guidance of 25% to 30%.

•GAAP operating loss from continuing operations of approximately $181 million as compared to previous GAAP operating loss guidance of $170 million to $158 million. The increased GAAP operating loss is associated with incremental restructuring charges and higher stock compensation.

•Non-GAAP operating loss from continuing operations of approximately $55 million as compared to previous operating loss guidance of $64 million to $52 million.

The Company’s GAAP and non-GAAP operating loss guidance includes approximately $21 million of transition-related spend associated with establishing standalone operations at LiveRamp. The $21 million is broken out as follows: approximately $4 million in the second quarter, $9 million in the third quarter and $8 million in the fourth quarter. Transition-related spending is expected to be largely complete by mid-FY20.

Conference Call

LiveRamp will hold a conference call at 2:00 p.m. PT today to further discuss this information. Interested parties are invited to listen to the call which will be broadcast via the Internet and can be found on our investor site. A slide presentation will be referenced during the call and can be accessed here.

Upcoming Conference Attendance

LiveRamp management will be presenting at the 2019 Morgan Stanley TMT Conference on February 27th at 3:50 PM PT in San Francisco, California.

RampUpTM 2019

LiveRamp will be hosting RampUp 2019, the premiere conference for leaders in MarTech, on February 25th and 26th in San Francisco, California. This year’s event will include speakers from Cars.com, Dun & Bradstreet, Macy’s, Spark Foundry, Unity Technologies, and many more.

About LiveRamp

LiveRamp provides the identity platform leveraged by brands and their partners to deliver innovative products and exceptional experiences. LiveRamp IdentityLink connects people, data, and devices across the digital and physical world, powering the people-based marketing revolution and allowing consumers to safely connect with the brands and products they love. For more information, visit www.LiveRamp.com.

Forward-Looking Statements

This release and today’s conference call contain forward-looking statements including, without limitation, statements regarding expected levels of revenue and earnings per share. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that expected revenue may not be realized within the expected timeframe; the possibility that the integration of acquired businesses may not be successful as planned;

the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce or cancel the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that data purchasers will reduce their reliance on us by developing and using their own, or alternative, sources of data generally or with respect to certain data elements or categories; the possibility that third-party cookies will be restricted by regulators and or platform partners, which could impact the accuracy of our Identity Graph; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services to our clients; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates; the possibility that we may not be able to adequately adapt to rapidly changing computing environments, technologies and marketing practices; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve anticipated cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that unusual charges may be incurred; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that we could experience loss of data center capacity or interruption of telecommunication links; the possibility the European General Data Protection Regulation, which became effective May 25, 2018, will make it more difficult and/or costly for us to do business in the EU; the possibility the California Consumer Privacy Act of 2018, which becomes effective January 1, 2020, will make it more difficult and/or costly for us to do business in California and other states within the U.S.; the possibility that new laws may be enacted which limit our ability to provide services to our clients and/or which limit the use of data; and the possibility that other risks and uncertainties may emerge, including those detailed from time to time in our current and periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “Item 1A. RISK FACTORS” in our Annual Report on Form 10-K for the year ended March 31, 2018, which was filed with the Securities and Exchange Commission on May 25, 2018 and the discussion under the caption “Item 1A. RISK FACTORS” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, which was filed with the Securities and Exchange Commission on November 1, 2018.

With respect to the provision of products or services outside our primary base of operations in the United States, all the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

To automatically receive LiveRampⓇ financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

For more information, contact:
LiveRampⓇ Investor Relations
Investor.Relations@LiveRamp.com
ERAMP

LiveRampⓇ, IdentityLinkTM, AbilitecTM and all other LiveRampⓇ marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended December 31,
			$	%
	2018	2017	Variance	Variance

Revenues	80,021	59,121	20,900	35.4%
Cost of revenue	34,838	24,526	10,312	42.0%
Gross profit	45,183	34,595	10,588	30.6%
% Gross margin	56.5%	58.5%

Operating expenses:
Research and development	20,469	14,311	6158	43.0%
Sales and marketing	40,054	27,832	12,222	43.9%
General and administrative	27,828	20,929	6,899	33.0%
Gains, losses and other items, net	5,043	(788)	5,831	740.0%
Total operating expenses	93,394	62,284	31,110	49.9%

Loss from operations	(48,211)	(27,689)	(20522)	(74.1)%
% Margin	(60.2)%	(46.8)%
Total other income	10,404	432	9972	2,308.3%

Loss from continuing operations before income taxes	(37,807)	(27,257)	(10550)	(38.7)%
Income taxes (benefit)	(22,546)	(29,791)	7,245	24.3%
Net earnings (loss) from continuing operations	(15,261)	2,534	(17,795)	(702.2)%
Earnings from discontinued operations, net of tax	1,071,661	20,407	1,051,254	5,151.4%

Net earnings	1,056,400	22,941	1,033,459	4,504.9%

Basic earnings (loss) per share:
Continuing operations	(0.20)	0.03	(0.23)	(766.7)%
Discontinued operations	13.85	0.26	13.59	5,264.6%
Net earnings	13.65	0.29	13.36	4,606.9%

Diluted earnings (loss) per share:
Continuing operations	(0.20)	0.03	(0.23)	(746.2)%
Discontinued operations	13.85	0.25	13.60	5,456.4%
Net earnings	13.65	0.28	13.37	4,771.2%

Basic weighted average shares	77,398	79,043
Diluted weighted average shares	77,398	81,869

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the nine months ended December 31,
			$	%
	2018	2017	Variance	Variance

Revenues	207,304	159,891	47,413	29.7%
Cost of revenue	82,958	72,596	10,362	14.3%
Gross profit	124,346	87,295	37,051	42.4%
% Gross margin	60.0%	54.6%

Operating expenses:
Research and development	54,379	44,750	9,629	21.5%
Sales and marketing	109,317	77,904	31,413	40.3%
General and administrative	71,128	68,240	2,888	4.2%
Gains, losses and other items, net	5,534	2,042	3,492	171.0%
Total operating expenses	240,358	192,936	47,422	24.6%

Loss from operations	(116,012)	(105,641)	(10,371)	(9.8)%
% Margin	(56.0)%	(66.1)%
Total other income	10,479	115	10364	9,012.2%

Loss from continuing operations before income taxes	(105,533)	(105,526)	(7)	—%
Income taxes (benefit)	(21,274)	(54,980)	33,706	61.3%
Net loss from continuing operations	(84,259)	(50,546)	(33,713)	(66.7)%
Earnings from discontinued operations, net of tax	1,158,267	68,851	1,089,416	1,582.3%

Net earnings	1,074,008	18,305	1,055,703	5,767.3%

Basic earnings (loss) per share:
Continuing operations	(1.09)	(0.64)	(0.45)	(70.4)%
Discontinued operations	14.99	0.87	14.12	1,619.8%
Net earnings	13.90	0.23	13.67	5,898.1%

Diluted earnings (loss) per share:
Continuing operations	(1.09)	(0.64)	(0.45)	(70.4)%
Discontinued operations	14.99	0.87	14.12	1,619.8%
Net earnings	13.90	0.23	13.67	5,898.1%

Basic weighted average shares	77,260	78,983
Diluted weighted average shares	77,260	78,983

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended December 31,		For the nine months ended December 31,
	2018	2017	2018	2017

Loss from continuing operations before income taxes	(37,807)	(27,257)	(105,533)	(105,526)
Income taxes (benefit)	(22,546)	(29,791)	(21,274)	(54,980)
Net earnings (loss) from continuing operations	(15,261)	2,534	(84,259)	(50,546)
Earnings from discontinued operations, net of tax	1,071,661	20,407	1,158,267	68,851
Net earnings	1,056,400	22,941	1,074,008	18,305

Earnings per share:
Basic	13.65	0.29	13.90	0.23
Diluted	13.65	0.28	13.90	0.23

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,359	5,965	12,877	17,939
Non-cash stock compensation (cost of revenue and operating expenses)	26,082	13,290	61,547	38,844
Accelerated amortization (cost of revenue and operating expenses	1,959	—	1,959	—
Restructuring and merger charges (gains, losses, and other)	5,043	(788)	5,533	2,042
Separation and transformation costs (general and administrative)	700	5,214	2,822	17,786
Total excluded items, continuing operations	37,143	23,681	84,738	76,611

Earnings (loss) from continuing operations before income taxes and excluding items	(664)	(3,576)	(20,795)	(28,915)
Income taxes (benefit) (2)	(2,941)	(2,514)	(7,809)	(10,234)
Non-GAAP net earnings (loss) from continuing operations	2,277	(1,062)	(12,986)	(18,681)

Non-GAAP earnings (loss) per share:
Basic	0.03	(0.01)	(0.17)	(0.24)
Diluted	0.03	(0.01)	(0.17)	(0.24)

Basic weighted average shares	77,398	79,043	77,260	78,983
Diluted weighted average shares	80,674	79,043	77,260	78,983

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated using an effective non-GAAP tax rate of 442.9% and 70.3% in the third quarter of fiscal 2019 and 2018, respectively, and 37.5% and 35.4% for the nine months ended December 31, 2018 and 2017, respectively. The difference between our GAAP and non-GAAP tax rates were primarily due to the net tax effects of the excluded items. The rates for the three months and nine months ended December 31, 2018 reflect the impact of the Tax Acts and Jobs Act.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended December 31,		For the nine months ended December 31,
	2018	2017	2018	2017

Loss from continuing operations	(48,211)	(27,689)	(116,012)	(105,641)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,359	5,965	12,877	17,939
Non-cash stock compensation (cost of revenue and operating expenses)	26,082	13,290	61,547	38,844
Accelerated amortization (cost of revenue and operating expenses	1,959	—	1,959	—
Restructuring and merger charges (gains, losses, and other)	5,043	(788)	5,533	2042
Separation and transformation costs (general and administrative)	700	5,214	2,822	17,786
Total excluded items	37,143	23,681	84,738	76,611

Loss from continuing operations before excluded items	(11,068)	(4,008)	(31,274)	(29,030)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended December 31,		For the nine months ended December 31,
	2018	2017	2018	2017

Net loss from continuing operations	(15,261)	2,534	(84,259)	(50,546)

Income taxes (benefit)	(22,546)	(29,791)	(21,274)	(54,980)

Other income (expense)	10,404	432	10,479	115

Loss from operations	(48,211)	(27,689)	(116,012)	(105,641)

Depreciation and amortization	8,853	9,297	25,274	28,255

EBITDA	(39,358)	(18,392)	(90,738)	(77,386)

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	26,082	13,290	61,547	38,844
Restructuring and merger charges (gains, losses, and other)	5,043	(788)	5,533	2,042
Separation and transformation costs (general and administrative)	700	5,214	2,822	17,786

Other adjustments	31,825	17,716	69,902	58,672

Adjusted EBITDA	(7,533)	(676)	(20,836)	(18,714)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,	March 31,	$	%
	2018	2018	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	1,546,774	140,018	1,406,756	1,004.7%
Trade accounts receivable, net	71,906	52,047	19,859	38.2%
Refundable income taxes	—	9,977	(9,977)	(100.0)%
Other current assets	27,366	20,173	7,193	35.7%
Assets held for sale	—	138,374	(138,374)	(100.0)%
Total current assets	1,646,046	360,589	1,285,457	356.5%

Property and equipment	58,782	62,353	(3,571)	(5.7)%
Less - accumulated depreciation and amortization	34,195	30,013	4,182	13.9%
Property and equipment, net	24,587	32,340	(7,753)	(24.0)%

Software, net of accumulated amortization	8,027	13,970	(5,943)	(42.5)%
Goodwill	204,671	203,639	1032	0.5%
Deferred income taxes	149	10,703	(10554)	(98.6)%
Deferred commissions, net	9,478	—	9,478	n/a
Other assets, net	34,560	37,854	(3,294)	(8.7)%
Assets held for sale	—	550,402	(550,402)	(100.0)%
	1,927,518	1,209,497	718,021	59.4%

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	—	1,583	(1583)	(100.0)%
Trade accounts payable	25,125	18,759	6366	33.9%
Accrued payroll and related expenses	13,960	13,774	186	1.4%
Other accrued expenses	55,135	39,624	15,511	39.1%
Deferred revenue	2,929	4,506	(1,577)	(35.0)%
Income taxes payable	443,590	—	443,590	n/a
Liabilities held for sale	—	100,353	(100,353)	(100.0)%
Total current liabilities	540,739	178,599	362,140	202.8%

Long-term debt	—	227,837	(227837)	(100.0)%
Deferred income taxes	178	40,243	(40,065)	(99.6)%
Other liabilities	26,985	10,016	16969	169.4%
Other liabilities held for sale	—	3,707	(3,707)	(100.0)%

Stockholders' equity:
Common stock	14,084	13,609	475	3.5%
Additional paid-in capital	1,366,221	1,235,679	130,542	10.6%
Retained earnings	1,715,066	628,331	1,086,735	173.0%
Accumulated other comprehensive income	7,891	10,767	(2,876)	(26.7)%
Treasury stock, at cost	(1,743,646)	(1,139,291)	(604,355)	53.0%
Total stockholders' equity	1,359,616	749,095	610,521	81.5%
	1,927,518	1,209,497	718,021	59.4%

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the three months ended December 31,
	2018	2017

Cash flows from operating activities:
Net earnings	1,056,400	22,941
Earnings from discontinued operations, net of tax	(1,071,661)	(20,407)
Non-cash operating activities:
Depreciation and amortization	8,853	9,297
Loss on disposal or impairment of assets	2,870	178
Provision for doubtful accounts	628	60
Deferred income taxes	8,279	(16,793)
Non-cash stock compensation expense	26,082	13,290
Changes in operating assets and liabilities:
Accounts receivable	(32,362)	(5,143)
Deferred commissions	(988)	—
Other assets	13,134	3,501
Accounts payable and other liabilities	(22,117)	5,505
Deferred revenue	(40)	1,667
Net cash provided by (used in) operating activities	(10,922)	14,096
Cash flows from investing activities:
Capitalized software	—	(507)
Capital expenditures	(1,938)	(2,562)
Payments for investments	—	(1,000)
Net cash used in investing activities	(1,938)	(4,069)
Cash flows from financing activities:
Payments of debt	(230,000)	(582)
Sale of common stock	9,234	3,645
Shares repurchased for tax withholdings upon vesting of stock-based awards	(22,282)	(2,233)
Acquisition of treasury stock	(18,341)	(19,665)
Acquisition of treasury stock from tender offer	(503,393)	—
Net cash used in financing activities	(764,782)	(18,835)

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)
(Dollars in thousands)

	For the three months ended December 31,
	2018	2017
Cash flows from discontinued operations:
From operating activities	(13,336)	29,249
From investing activities	—	(12,749)
From investing activities - proceeds from sale of AMS	2,251,032	—
Effect of exchange rate changes on cash	—	64
Net cash provided by discontinued operations	2,237,696	16,564
Effect of exchange rate changes on cash	(327)	259

Net change in cash and cash equivalents	1,459,727	8,015
Cash and cash equivalents at beginning of period	87,047	168,352
Cash and cash equivalents at end of period	1,546,774	176,367

Supplemental cash flow information:
Cash (received) during the period for:
Income taxes	(124)	(133)

Noncash investing and financing activities:
Leasehold improvements paid directly by lessor	—	978

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the nine months ended December 31,
	2018	2017

Cash flows from operating activities:
Net earnings	1,074,008	18,305
Earnings from discontinued operations	(1,158,267)	(68,851)
Non-cash operating activities:
Depreciation and amortization	25,274	28,255
Loss on disposal or impairment of assets	3,345	2,303
Provision for doubtful accounts	1,259	322
Accelerated deferred debt costs	—	720
Deferred income taxes	20,723	(19,425)
Non-cash stock compensation expense	61,547	38,844
Changes in operating assets and liabilities:
Accounts receivable	(35,011)	(9,818)
Deferred commissions	(3,035)	—
Other assets	654	2,365
Accounts payable and other liabilities	(29,274)	1,786
Deferred revenue	(1,555)	439
Net cash used in operating activities	(40,332)	(4,755)
Cash flows from investing activities:
Capitalized software	(1,322)	(1,720)
Capital expenditures	(3,973)	(5,249)
Net cash received in disposition	—	4,000
Equity investments	(2,500)	(1,000)
Net cash used in investing activities	(7,795)	(3,969)
Cash flows from financing activities:
Proceeds from debt	—	230,000
Payments of debt	(233,293)	(226,732)
Fees from debt refinancing	(300)	(4,001)
Sale of common stock, net of stock acquired for withholding taxes	17,355	15,309
Shares repurchased for tax withholdings upon vesting of stock-based awards	(36,906)	(10,202)
Acquisition of treasury stock	(64,107)	(39,441)
Acquisition of treasury stock from tender offer	(503,393)	—
Net cash used in financing activities	(820,644)	(35,067)

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)
(Dollars in thousands)

	For the six months ended September 30,
	2018	2017
Cash flows from discontinued operations:
From operating activities	40,980	81,369
From investing activities	(14,502)	(30,934)
From investing activities - proceeds from sale of AMS	2,251,032	—
Effect of exchange rate changes on cash	(172)	175
Net cash provided by discontinued operations	2,277,338	50,610
Effect of exchange rate changes on cash	(1,811)	868

Net change in cash and cash equivalents	1,406,756	7,687
Cash and cash equivalents at beginning of period	140,018	168,680
Cash and cash equivalents at end of period	1,546,774	176,367

Supplemental cash flow information:
Cash (received) during the period for:
Income taxes	(239)	(362)

Noncash investing and financing activities:
Leasehold improvements paid directly by lessor	—	978

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	6/30/2017	9/30/2017	12/31/2017	3/31/2018	FY2018	6/30/2018	9/30/2018	12/31/2018	FY2019

Net Cash Provided by (Used in) Operating Activities of Continuing Operations	(10,822)	(8,029)	14,096	(9,335)	(14,090)	(2,280)	(27,130)	(10,922)	(40,332)

Less (plus):
Capitalized software	(575)	(638)	(507)	(1,546)	(3,266)	(899)	(423)	—	(1,322)
Capital expenditures	(2,357)	(330)	(2,562)	(4,126)	(9,375)	(712)	(1,323)	(1,938)	(3,973)
Required debt payments	(572)	(578)	(582)	(588)	(2,320)	(592)	(2,701)	—	(3,293)
Net cash received in disposition	—	4,000	—	—	4,000	—	—	—	—

Free Cash Flow to Equity	(14,326)	(5,575)	10,445	(15,595)	(25,051)	(4,483)	(31,577)	(12,860)	(48,920)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
										Q3 FY19 to Q3 FY18
	6/30/2017	9/30/2017	12/31/2017	3/31/2018	FY2018	6/30/2018	9/30/2018	12/31/2018	FY2019	%	$

Revenues	46,757	54,013	59,121	60,210	220,101	62,471	64,812	80,021	207,304	35.4%	20,900
Cost of revenue	24,061	24,009	24,526	23,800	96,396	23,654	24,466	34,838	82,958	42.0%	10,312
Gross profit	22,696	30,004	34,595	36,410	123,705	38,817	40,346	45,183	124,346	30.6%	10,588
% Gross margin	48.5%	55.5%	58.5%	60.5%	56.2%	62.1%	56.5%	56.5	60.0%

Operating expenses
Research and development	14,840	15,599	14,311	15,963	60,713	16,970	16,940	20,469	54,379	43.0%	6,158
Sales and marketing	24,091	25,981	27,832	30,735	108,639	33,323	35,940	40,054	109,317	43.9%	12,222
General and administrative	23,587	23,724	20,929	16,914	85,154	18,125	25,176	27,828	71,129	33.0%	6,899
Gains, losses and other items, net	(3)	2,833	(788)	681	2,723	1	489	5,043	5,533	740.0%	5,831
Total operating expenses	62,515	68,137	62,284	64,293	257,229	68,419	78,545	93,394	240,358	49.9%	31,110

Loss from operations	(39,819)	(38,133)	(27,689)	(27,883)	(133,524)	(29,602)	(38,199)	(48,211)	(116,012)	(74.1)%	(20,522)
% Margin	(85.2)%	(70.6)%	(46.8)%	(46.3)%	(60.7)%	(47.4)%	(58.9)%	(60.2)%	(56.0)%

Total other income (expense)	(580)	263	432	387	502	356	(281)	10,404	10,479	2,308.3%	9,972

Loss from continuing operations before income taxes	(40,399)	(37,870)	(27,257)	(27,496)	(133,022)	(29,246)	(38,480)	(37,807)	(105,533)	(38.7)%	(10,550)
Income taxes (benefit)	(13,320)	(11,869)	(29,791)	(7,898)	(62,878)	(1,428)	2,700	(22,546)	(21,274)	24.3%	7,245
Net loss from continuing operations	(27,079)	(26,001)	2,534	(19,598)	(70,144)	(27,818)	(41,180)	(15,261)	(84,259)	(702.2)%	(17,795)

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited)
(Dollars in thousands, except per share amounts)
										Q3 FY19 to Q3 FY18
	6/30/2017	9/30/2017	12/31/2017	3/31/2018	FY2018	6/30/2018	9/30/2018	12/31/2018	FY2019	%	$

Earnings from discontinued operations, net of tax	25,779	22,665	20,407	24,773	93,624	24,803	61,803	1,071,661	1,158,267	5,151.4%	1,051,254

Net earnings (loss)	(1,300)	(3,336)	22,941	5,175	23,480	(3,015)	20,623	1,056,400	1,074,008	4,504.9%	1,033,459

Diluted earnings (loss) per share	(0.02)	(0.04)	0.28	0.07	0.30	(0.04)	0.27	13.65	13.90	4,770.9%	13.37
Diluted earnings (loss) per share from continuing operations	(0.34)	(0.33)	0.03	(0.25)	(0.89)	(0.36)	(0.53)	(0.20)	(1.09)	(737.0)%	(0.23)

Some earnings (loss) per share amounts may not add due to rounding.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2017	9/30/2017	12/31/2017	3/31/2018	FY2018	6/30/2018	9/30/2018	12/31/2018	FY2019

Loss from continuing operations before income taxes	(40,399)	(37,870)	(27,257)	(27,496)	(133,022)	(29,246)	(38,480)	(37,807)	(105,533)
Income taxes	(13,320)	(11,869)	(29,791)	(7,898)	(62,878)	(1,428)	2,700	(22,546)	(21,274)
Net earnings (loss) from continuing operations	(27,079)	(26,001)	2,534	(19,598)	(70,144)	(27,818)	(41,180)	(15,261)	(84,259)

Earnings from discontinued operations, net of tax	25,779	22,665	20,407	24,773	93,624	24,803	61,803	1,071,661	1,158,267

Net earnings (loss)	(1,300)	(3,336)	22,941	5,175	23,480	(3,015)	20,623	1,056,400	1,074,008

Earnings (loss) per share:
Basic	(0.02)	(0.04)	0.29	0.07	0.30	(0.04)	0.27	13.65	13.90
Diluted	(0.02)	(0.04)	0.28	0.07	0.30	(0.04)	0.27	13.09	13.90

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,959	6,015	5,965	5,956	23,895	5,970	3,548	3,359	12,877
Non-cash stock compensation (cost of revenue and operating expenses)	12,400	13,154	13,290	14,022	52,866	17,798	17,667	26,082	61,547
Accelerated amortization (cost of revenue and operating expenses)	—	—	—	—	—	—	—	1,959	1,959
Restructuring and merger charges (gains, losses, and other)	(3)	2,833	(788)	682	2,724	1	489	5,043	5,533
Separation and transformation costs (general and administrative)	7,119	5,453	5,214	—	17,786	—	2,122	700	2,822
Total excluded items, continuing operations	25,475	27,455	23,681	20,660	97,271	23,769	23,826	37,143	84,738

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1) (Continued)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2017	9/30/2017	12/31/2017	3/31/2018	FY2018	6/30/2018	9/30/2018	12/31/2018	FY2019

Loss from continuing operations before income taxes and excluding items	(14,924)	(10,415)	(3,576)	(6,836)	(35,751)	(5,477)	(14,654)	(664)	(20,795)
Income taxes	(4,556)	(3,164)	(2,514)	(2,352)	(12,586)	(1,078)	(3,790)	(2,941)	(7,809)
Non-GAAP net loss from continuing operations	(10,368)	(7,251)	(1,062)	(4,484)	(23,165)	(4,399)	(10,864)	2,277	(12,986)

Non-GAAP loss per share:
Basic	(0.13)	(0.09)	(0.01)	(0.06)	(0.29)	(0.06)	(0.14)	0.03	(0.17)
Diluted	(0.13)	(0.09)	(0.01)	(0.06)	(0.29)	(0.06)	(0.14)	0.03	(0.17)

Basic weighted average shares	78,672	79,235	79,043	78,614	78,891	76,935	77,448	77,398	77,260
Diluted weighted average shares	78,672	79,235	79,043	78,614	78,891	76,935	77,448	80,674	77,260

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2017	9/30/2017	12/31/2017	3/31/2018	FY2018	6/30/2018	9/30/2018	12/31/2018	FY2019

Expenses, continuing operations:
Cost of revenue	24,061	24,009	24,526	23,800	96,396	23,654	24,466	34,838	82,958
Research and development	14,840	15,599	14,311	15,963	60,713	16,970	16,940	20,469	54,379
Sales and marketing	24,091	25,981	27,832	30,735	108,639	33,323	35,940	40,054	109,317
General and administrative	23,587	23,724	20,929	16,914	85,154	18,125	25,176	27,828	71,129
Gains, losses and other items, net	(3)	2,833	(788)	681	2,723	1	489	5,043	5,533

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,959	6,015	5,965	5,956	23,895	5,970	3,548	3,359	12,877
Non-cash stock compensation (cost of revenue)	638	654	673	687	2,652	711	782	1,052	2,545
Non-cash stock compensation (research and development)	3,693	3,636	3,177	5,138	15,643	4,342	3,745	5,945	14,032
Non-cash stock compensation (sales and marketing)	5,454	5,730	6,251	5,946	23,381	9,920	9,854	9,460	29,234
Non-cash stock compensation (general and administrative)	2,616	3,134	3,190	2,252	11,191	2,824	3,286	9,625	15,735
Accelerated amortization (cost of revenue)	—	—	—	—	—	—	—	1,527	1,527
Accelerated amortization (general and administrative)	—	—	—	—	—	—	—	432	432
Restructuring and merger charges (gains, losses, and other)	(3)	2,833	(788)	681	2,723	1	489	5,043	5,533
Separation and transformation costs (general and administrative)	7,119	5,453	5,214	—	17,786	—	2,122	700	2,822
Total excluded items	25,475	27,455	23,682	20,660	97,271	23,769	23,826	37,143	84,738

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2017	9/30/2017	12/31/2017	3/31/2018	FY2018	6/30/2018	9/30/2018	12/31/2018	FY2019

Expenses, continued operations excluding items:
Cost of revenue	17,465	17,340	17,888	17,157	69,849	16,972	20,136	28,901	66,009
Research and development	11,147	11,963	11,134	10,825	45,070	12,628	13,195	14,524	40,347
Sales and marketing	18,637	20,251	21,581	24,789	85,258	23,403	26,086	30,594	80,083
General and administrative	13,852	15,137	12,525	14,662	56,177	15,301	19,768	17,071	52,140
Gains, losses and other items, net	—	—	—	—	—	—	—	—	—

Some totals may not add due to rounding

(1) ) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS GUIDANCE (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

For the year ending
March 31, 2019

Revenues	284,000

GAAP loss from operations	(181,000)
(64)%
Excluded items:
Purchased intangible asset amortization	16,000
Accelerated depreciation	4,000
Non-cash stock compensation	83,000
Gains, losses and other items, net	20,000
Separation and related costs	3,000
Total excluded items	126,000

Non-GAAP loss from operations	(55,000)
(19)%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

APPENDIX A
LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q3 FISCAL 2019 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings per share, income from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

•Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

•Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

•Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for associates whose positions were eliminated, lease termination charges, and leasehold improvement write offs. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

•Separation and transformation costs: In previous years, we incurred significant expenses in connection with the separation of our IT Infrastructure Management ("ITO") and the subsequent transformation of our remaining operating segments. This work enabled us to transform our external reporting and provide investors with enhanced transparency and more granular segment-level disclosures in addition to facilitating the ITO disposition. In the prior year, we also incurred expenses to further separate the financial statements of our three operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding separation and transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. Our criteria for excluding these transaction and system separation related costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

•Accelerated depreciation: In the current year we are excluding depreciation costs associated with the reduced useful life of certain IT equipment in connection with the Company's migration to a cloud-based data center solution. This migration is part of our AMS separation strategy. These costs are excluded from our non-GAAP results because of the short-term nature of the incremental expenses and such amounts are not used by us to assess the core profitability of our business operations.

Our non-GAAP financial schedules are:

•Non-GAAP EPS and Non-GAAP Income from Operations: Our non-GAAP earnings per share and Non-GAAP income from operations reflect adjustments as described above, as well as the related tax effects where applicable.

•Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

•Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.